Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Comtech Telecommunications Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity (3)	Common Stock, $0.10 par value per share	457(c) and 457(h)	1,869,683	$7.51	$14,041,319	.00014760	$2,072.50
Total Offering Amounts							$2,072.50
Total Fees Previously Paid							$—
Total Fee Offsets (4)							$2,072.50
Net Fee Due							$—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Comtech Telecommunications Corp.	S-4	333-236840	March 2, 2020	-	$2,072.50	(4)	-	-	-	-
Fee Offset Sources	Comtech Telecommunications Corp.	S-4	333-236840	-	March 2, 2020	-	-	-	-	-	$18,400

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on December 13, 2023 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”), in accordance with Rule 457(c) of the Securities Act.

(3)	Represents shares of the Registrant’s common stock available for issuance under the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan, including an estimate for shares to be returned to the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan through the share recycling provisions included in the plan.

(4)	A filing fee of $18,400 was previously paid in connection with the Registrant’s March 2, 2020 filing of a registration statement on Form S-4 (File No. 333-236840), which filing was subsequently withdrawn on October 15, 2020. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $2,072.50 currently due pursuant to this registration statement.